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                                                           Exhibit 23.1


The Board of Directors,
Zemex Corporation,


Dear Sirs:


                             INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements on Form S-4 "No. 333-65307", and in the Registration Statements on Form S-8 "Nos. 33-60291 and 333-00561" of Zemex Corporation, of our report dated November 6, 1998 included in this Form 10-K/A-1 of Zemex Corporation for the year ended December 31, 1997, with respect to the consolidated financial statements, as amended.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

December 9, 1998